UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2006

Rudolph Technologies, Inc.
(Exact name of registrant as specified in its charter)
DELAWARE	000-27965	22-3531208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Rudolph Road, Flanders, NJ 07836
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (973) 691-1300

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

        On May 3, 2006, Rudolph Technologies, Inc. issued a press release reporting its financial results for the three months ended March 31, 2006.  The press release is attached hereto as Exhibit 99.1.

        The information in this Current Report on Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

            (d)  Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release issued May 3, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release issued May 3, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Rudolph Technologies, Inc.

Date: May 3, 2006	By: /s/ Paul F. McLaughlin
Paul F. McLaughlin Chairman and Chief Executive Officer

EXHIBIT 99.1

RUDOLPH REPORTS FIRST QUARTER REVENUE AT HIGH END OF GUIDANCE RANGE AND PRO FORMA EPS EXCEEDING GUIDANCE; Q2 REVENUE FORECAST BETWEEN $52 AND $55 MILLION

FLANDERS, NJ, May 3, 2006 - Rudolph Technologies, Inc. (Nasdaq: RTEC), a leading provider of process control equipment for thin film measurement and macro defect inspection during integrated circuit manufacturing, today announced financial results for the first quarter ended March 31, 2006 which included the Company's merger with August Technology on February 15, 2006.

The Company's first quarter revenue totaled $31.8 million, which included sales of $11.2 million from the former August Technology for the six-week period from the date of the merger, compared to $18.3 million in the fourth quarter of 2005 and $23.1 million for the first quarter a year ago. During the first quarter, international sales represented approximately 65% of revenue while domestic sales accounted for 35%. This compares to international sales of 67% and domestic sales of 33% in the year-ago quarter. Approximately half of the Company's 2006 first quarter revenue was from 300-millimeter tools.

Primarily reflecting the impact of the merger, the Company in the first quarter reported a loss of $11.7 million or $0.54 per diluted share, which included $13.8 million after tax or $0.63 per share, in certain purchase accounting charges and other items. Nearly all of the charges were related to the merger with August, including an in-process R&D charge of $9.9 million, purchase accounting inventory step-up of $2.5 million, duplicative inventory write downs of $2.4 million, $452 thousand for the amortization of acquired intangible assets and $87 thousand for stock option expense related to the adoption of SFAS 123(R) "Stock Based Compensation" for acquired stock options. Additionally, other non-merger related inventory charges totaled $913 thousand. Excluding these items, earnings were $0.09 per diluted share.

Discussing the first quarter results and the status of the merger integration activities, Paul F. McLaughlin, Chairman and CEO, commented, "We are very pleased with the fast start of our integration after closing our merger with August Technology. This fast start has led to our forecasting a "breakout quarter" for Rudolph Technologies as we are guiding second quarter revenues to be in the range of $52 to $55 million. As has been the case in our history as a public company, Rudolph was again able to show solid net income in the first quarter as earnings exceeded guidance when adjustments are excluded. These adjustments, totaling $13.8 million, were almost entirely related to the August merger. We are seeing strength, particularly in the three product lines of our business where we have #1 market share positions: metal film metrology, front-end macro defect inspection, and back-end macro defect inspection."

Balance Sheet Strength

The Company's cash and marketable securities position remained very strong and totaled $78.4 million at the end of the first quarter of 2006. Working capital increased from $125.3 million at December 31, 2005 to $156.5 million.

Outlook

The Company is currently anticipating revenue for the second quarter ending June 30, 2006 to be between $52 and $55 million with earnings per share ranging from $0.17 to $0.21 per diluted share, without giving effect to the sale of inventory stepped up in the purchase accounting for the August merger.

Conference Call

Rudolph Technologies will be hosting a conference call today at 4:45 PM ET. A live webcast will also be available to investors on the Company's website at www.rudolphtech.com. To listen to the live call, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software.

About Rudolph Technologies

Rudolph Technologies is a worldwide leader in the design, development, manufacture and support of high-performance process control metrology, defect inspection and data analysis systems used by semiconductor device manufacturers. Rudolph provides a full-fab solution through its families of proprietary products that provide critical yield-enhancing information, enabling microelectronic device manufacturers to drive down costs and time to market. The company has enhanced the competitiveness of its products in the marketplace by anticipating and addressing many emerging trends driving the semiconductor industry's growth. Rudolph's strategy for continued technological and market leadership includes aggressive research and development of complementary metrology and inspection solutions. Headquartered in Flanders, New Jersey, Rudolph supports its customers with a worldwide sales and service organization. Additional information can be found on the Company's website at www.rudolphtech.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, statements related to our expectations regarding our revenue and earnings expectations for the second quarter, increases in customer orders and bookings, future growth of our business, and the overall improvement in the market. In some cases, you can identify those so-called "forward-looking statements" by words such as "may," "will," "would," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of those words and other comparable words. Rudolph wishes to take advantage of the "safe harbor" provided for by the Private Securities Litigation Reform Act of 1995 and you are cautioned that actual events or results may differ materially from the expectations expressed in such forward-looking statements as a result of various factors, including risks and uncertainties, many of which are beyond the control of Rudolph. Factors that could cause actual results to differ materially from the expectations expressed in such forward-looking statements include, but are not limited to: (1) cyclicality of the semiconductor industry; (2) customer concentration; (3) introduction of new products by Rudolph's competitors; (4) sole or limited sources of supply; (5) the businesses of Rudolph and August may not be integrated successfully, which may result in the combined company not operating as effectively and efficiently as expected or such integration may be more difficult, time-consuming or costly than expected; (6) expected combination benefits from the merger may not be fully realized or realized within the expected time frame; (7) revenues may be lower than expected; (8) costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected, or the effects of purchase accounting, when finalized, may be different from the company's expectations; (9) the industry may be subject to future regulatory or legislative actions that could adversely affect the companies; (10) the impact of a slowdown in the overall economy; (11) uncertainty of the current global political environment; (12) the potential for terrorist attacks; (13) changes in customer demands for our existing and new products, the timing, cancellation or delay of customer orders and shipments; (14) the timing of revenue recognition of shipments and services provided; (15) changes in or an inability to execute our business strategy; (16) unanticipated manufacturing or supply problems and (17) changes in tax rules. Rudolph cannot guarantee future results, levels of activity, performance, or achievements. Additional factors that may affect the future results of Rudolph are set forth in its Form 10-K reports for the year ended December 31, 2005 and other filings with the Securities and Exchange Commission ("SEC"), which are available at http://www.sec.gov, the SEC's website, and at the Company's website which is http://www.rudolphtech.com. These factors are updated from time to time through the filing of reports and registration statements with the SEC. Rudolph Technologies does not assume any obligation to update the forward-looking information contained in this press release.

For more information, please contact:

    Investors:
    Steven R. Roth
    973.448.4302
    steven.roth@rudolphtech.com

    Trade Press:
    Virginia Becker
    952.259.1647
    virginia.becker@rudolphtech.com

(Tables to follow)

RUDOLPH TECHNOLOGIES, INC. CONDENSED CONSOLIDATED BALANCE SHEETS ($000) - (Unaudited)

	March 31,	December 31,
	2006	2005
ASSETS
Current assets
Cash and marketable securities	$ 78,427	$ 80,807
Accounts receivable, net	49,185	26,046
Inventories	53,922	30,073
Prepaid and other assets	6,670	3,093
Total current assets	188,204	140,019
Property, plant and equipment, net	16,282	8,599
Intangibles	187,021	21,873
Other assets	2,957	9,510
Total assets	$ 394,464	$ 180,001

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$ 21,187	$ 9,952
Other current liabilities	10,506	4,773
Total current liabilities	31,693	14,725
Non-current liabilities	4,249	742
Total liabilities	35,942	15,467
Stockholders' equity	358,522	164,534
Total liabilities and stockholders' equity	$ 394,464	$ 180,001

(Tables to follow)

RUDOLPH TECHNOLOGIES, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS ($000) - (Unaudited)

	Three Months Ended
	March 31,	March 31,
	2006	2005

Revenues	$ 31,848	$ 23,057
Cost of revenues	22,599	12,295
Gross profit	9,249	10,762
Operating expenses:
Research and development	5,310	3,371
In-process research and development	9,900	-
Selling, general and administrative	6,986	5,322
Amortization	672	219
Total operating expenses	22,868	8,912
Operating income (loss)	(13,619)	1,850
Interest income and other, net	712	424
Provision (benefit) for income taxes	(1,161)	525
Net income (loss)	$ (11,746)	$ 1,749

Net income (loss) per share:

Basic	$ (0.54)	$ 0.10
Diluted	$ (0.54)	$ 0.10

Weighted average shares outstanding:

Basic	21,661,185	16,841,197
Diluted	21,661,185	16,922,968

(Table to follow)

The following pro forma financial information excludes certain charges and other items and as such represents non-GAAP financial measures. Management believes the presentation of non-GAAP financial measures, which exclude certain purchase accounting charges associated with the merger with August Technology and other items, is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

RUDOLPH TECHNOLOGIES, INC. CALCULATION OF PRO FORMA NET INCOME FOR THE THREE MONTHS ENDED MARCH 31, 2006 ($000) - (Unaudited)

	U.S. GAAP	ADJUSTMENTS		PRO FORMA

Revenues	$ 31,848	$ -		$ 31,848
Cost of revenues	22,599	5,735	(A)	16,864
Gross profit	9,249	(5,735)		14,984
Operating expenses:
Research and development	5,310	-		5,310
In-process research and development	9,900	9,900	(B)	-
Selling, general and administrative	6,986	87	(C)	6,899
Amortization	672	452	(D)	220
Total operating expenses	22,868	10,439		12,429
Operating income (loss)	(13,619)	(16,174)		2,555
Interest income and other, net	712	-		712
Provision (benefit) for income taxes	(1,161)	(2,422)		1,261
Net income (loss)	$ (11,746)	$ (13,752)		$ 2,006

Net income (loss) per share:

Basic	$ (0.54)	$ (0.63)		$ 0.09
Diluted	$ (0.54)	$ (0.63)		$ 0.09

Weighted average shares outstanding:

Basic	21,661,185			21,661,185
Diluted	21,661,185			21,887,228

Adjustments:

(A)	Inventory purchase accounting step up	$2,468
	Write-off of duplicative and excess inventory	$3,267
(B)	Write-off of purchased in-process R&D	$9,900
(C)	Stock-based compensation of acquired options	$87
(D)	Amortization of acquired intangible assets	$452

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